Amendment #3

SALLYPORT
commercial finance LLC

Michael Pope,
Boxlight Inc.,
1045 Progress Circle,
Lawrenceville, GA. 30043

August 6, 2021

RE: Accounts Receivable Financing Agreement (ARFA) dated: September 30th 2020

This Amendment ("Amendment") to the ARFA is to increase Schedule A, Item 9, Maximum Facility Limit Amount from $13,000,000 to $15,000,000.

A fee of One percent (1.00%) of the increased Maximum Facility Limit Amount shall be charged.

All other terms and conditions of the ARFA remain unchanged.

Please confirm your agreement and acknowledgment by signing and returning this letter to me as indicated.

Yours sincerely,

Emma Hart
EVP Operations

Signed, Accepted and Acknowledged by: ……Michael Pope……………………Dated:………………
Michael Pope
Boxlight Inc.